EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference of our report dated February 27, 1996, except as to Note 12, as to which the date is March 26, 1996, with respect to the financial statements of Video Sentry Corporation for the two years ended December 31, 1995 included in this Form 8-K/A for Sentry Technology Corporation dated April 28, 1997 in the Registration Statement (Form S-4 No. 333-20135) of Sentry Technology Corporation.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 25, 1997